UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 West Gay Street, Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2024, Verrica Pharmaceuticals Inc. (the “Company’) entered into an underwriting agreement (“Underwriting Agreement”) with Jefferies LLC (the “Underwriter”), to issue and sell 44,964,045 shares of its common stock (the “Shares”) and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 2,235,955 shares of its common stock (the “Pre-Funded Warrants”), and in either case, accompanying Series A warrants to purchase 23,600,000 shares of its common stock at an exercise price of $1.0680 per share of common stock (the “Series A Warrants”) and Series B warrants to purchase 23,600,000 shares of its common stock at an exercise price of $1.3350 per share of common stock (the “Series B Warrants” and together with the Pre-Funded Warrants and the Series B Warrants, the “Warrants”), at a combined public offering price of $0.89 per share of common stock and accompanying Series A and Series B Warrants (or $0.8899 per Pre-Funded Warrant and accompanying Series A and Series B Warrants, which represents the public offering price less the $0.0001 per share exercise price for each Pre-Funded Warrant) (the “Offering”).

The Company also granted the Underwriter an option for a period of 30 days to purchase up to 7,080,000 additional shares of the Company’s common stock and/or Series A Warrants to purchase up to 3,540,000 additional shares of its common stock and Series B Warrants to purchase up to 3,540,000 additional shares of its common stock at the public offering price, less underwriting discounts and commissions.

The gross proceeds from the Offering are expected to be approximately $42.0 million before deducting underwriting commissions and discounts and offering expenses, and assuming no exercise of the Underwriter’s option to purchase additional shares and/or the Warrants. All of the Shares and Warrants are being sold by the Company. The Offering is expected to close on or about November 22, 2024, subject to customary closing conditions.

Each Pre-Funded Warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.0001 per share. Each Pre-Funded Warrant will be exercisable at any time beginning on the date of issuance. A holder of the Pre-Funded Warrant will not be entitled to exercise any portion of such Pre-Funded Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant, and subject to such holder’s rights under the Pre-Funded Warrant to increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from such holder to the Company.

Each Series A Warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $1.0680 per share (or, for those investors who so choose, Pre-Funded Warrants), will be immediately exercisable and will expire one year from the date of issuance. Each Series B Warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $1.3350 per share (or, for those investors who so choose, Pre-Funded Warrants), will be immediate exercisable and will expire five years from the date of issuance. A holder of the Series A and Series B Warrants will not be entitled to exercise any portion of such Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, if such holder holds less than 20% of the number of shares of our common stock prior to such exercise. However, upon at least 61 days’ prior notice from such holder to us subject to the terms of the Warrants, such holder may increase or decrease such percentage to any other percentage not in excess of 9.99%. If a holder holds 20% or more than the number of shares of our common stock outstanding prior to such exercise, such holder will not be entitled to exercise any portion of such Warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock owned by such holder to exceed 49.99%. If the holder is not permitted to exercise a Series A Warrant or a Series B Warrant for common stock due to the foregoing limitation, then the holder may exercise such Warrant for an equivalent number of Pre-Funded Warrants with an exercise price of $0.0001.

The securities described above are offered and will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-268229), which was initially filed on with the Securities and Exchange Commission (the “Commission”) on November 7, 2022 and became effective on December 19, 2022, and the related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Underwriting Agreement, Pre-Funded Warrants, Series A Warrants and Series B Warrants are each qualified in their entirety by reference to the Underwriting Agreement, form of Pre-Funded Warrant, the form of Series A Warrant and the form of Series B Warrant, respectively, which are attached as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 hereto, respectively, and incorporated by reference herein.

A copy of the legal opinion of Cooley LLP relating to the validity of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On November 21, 2024, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 10-K and is incorporated herein by reference.

Caution Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning the Offering, such as the expected gross proceeds and anticipated closing date. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding the Company’s business are described in detail in its SEC filings, including in the Company’s Annual Report on Form 10-K for the full-year ended December 31, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these statements except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated November 20, 2024, by and between the Company and Jefferies LLC.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: November 21, 2024	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer